SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 2, 2001
(To Prospectus dated November 27, 2000)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2001-1

                                 ------------


--------------------------
The Class MV-2
certificates represent
obligations of the trust            The Class MV-2 Certificates
only and do not
represent an interest in            o  This supplement relates to the offering
or obligation of                       of the Class MV-2 certificates of the
CWABS, Inc.,                           series referenced above. This
Countrywide Home                       supplement does not contain complete
Loans, Inc.,                           information about the offering of the
Countrywide Home                       Class MV-2 certificates. Additional
Loans Servicing LP or                  information is contained in the
any of their affiliates.               prospectus supplement dated February 2,
                                       2001, prepared in connection with the
This supplement may be                 offering of the offered certificates of
used to offer and sell the             the series referenced above and in the
offered certificates only              prospectus of the depositor dated
if accompanied by the                  November 27, 2000. You are urged to
prospectus supplement                  read this supplement, the prospectus
and the prospectus.                    supplement and the prospectus in full.
--------------------------
                                    o  As of September 25, 2003, the class
                                       certificate balance of the Class MV-2
                                       certificates was approximately
                                       $10,500,000.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class MV-2 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

October 9, 2003

                               THE MORTGAGE POOL

     As of September 1, 2003 (the "Reference Date"), Loan Group 1 included approximately 1,369 Mortgage Loans having an aggregate Stated Principal Balance of approximately $130,717,592, Loan Subgroup 2A included approximately 1,151 Mortgage Loans having an aggregate Stated Principal Balance of approximately $102,084,668 and Loan Subgroup 2B included approximately 851 Mortgage Loans having an aggregate Stated Principal Balance of approximately $92,561,718.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                 As of September 1, 2003
                                                                   ----------------------------------------------------
                                                                    Loan Group 1    Loan Subgroup 2A  Loan Subgroup 2B
                                                                   ----------------------------------------------------
Total Number of Mortgage Loans...................................       1,369            1,151              851
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
         30-59 days..............................................          4.60%           5.30%             5.41%
         60-90 days..............................................          1.10%           1.30%             1.06%
         91 days or more (excluding pending foreclosures)........          6.57%           9.04%             9.64%
                                                                           -----           -----             -----
         Total Delinquencies.....................................         12.27%          15.64%            16.11%
                                                                          ======          ======            ======
Foreclosures Pending.............................................          5.48%          10.86%            11.05%
                                                                           -----           -----             -----
Total Delinquencies and foreclosures pending.....................         17.75%          26.50%            27.16%
                                                                          ======          ======            ======
______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Thirty-one (31) Mortgage Loans in Loan Group 1 have been converted and are, as of the Reference Date, REO loans. Forty-seven (47) Mortgage Loans in Loan Subgroup 2A have been converted and are, as of the Reference Date, REO loans. Twenty-eight (28) Mortgage Loans in Loan Subgroup 2B have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to Loan Subgroup 2A and Loan Subgroup 2B as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                         Delinquency and Foreclosure Experience
                                  As of December 31, 2001            As of December 31, 2002                As of June 30, 2003
                                  -----------------------            -----------------------                -------------------
  Total Portfolio.......    $9,081,242,926.99     100.00%     $10,499,524,957.75     100.00%     $14,064,482,681.80     100.00%
  Delinquency percentage
         30-59 days.....      $806,843,594.55       8.88%        $776,262,182.66       7.39%        $863,975,181.39       6.14%
         60-89 days.....      $255,443,513.99       2.81%        $272,447,833.46       2.59%        $268,783,101.98       1.91%
         90+ days.......       $103,605,79149       1.14%        $112,192,108.56       1.07%         $81,562,249.94       0.58%
             Total......    $1,165,892,900.03      12.84%      $1,160,902,124.68      11.06%      $1,214,320,533.31       8.63%
                          ======================================================================================================
  Foreclosure Rate......      $356,652,093.38       3.93%        $277,872,737.06       2.65%        $297,287,546.11       2.11%
  Bankruptcy Rate.......      $232,679,880.26       2.56%        $293,013,840.50       2.79%        $302,557,888.47       2.15%
                          ======================================================================================================

     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                  DESCRIPTION OF THE CLASS MV-2 CERTIFICATES

     The Class MV-2 Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distributions of Interest." The Class MV-2 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distributions of Principal."

     As of September 25, 2003 (the "Certificate Date"), the Class Certificate Balance of the Class MV-2 Certificates was approximately $10,500,000 evidencing a beneficial ownership interest of approximately 3.23% in the Trust Fund. As of the Certificate Date, the Group 1 Class A Certificates and the Subordinated Offered Group 1 Certificates had aggregate principal balances of approximately $110,717,592 and $20,000,000, respectively and evidenced in the aggregate beneficial ownership interests of approximately 34.03% and 6.15%, respectively in the Trust Fund. As of the Certificate Date, the Group 2 Class A Certificates and the Subordinated Offered Group 2 Certificates had aggregate principal balances of $155,446,386 and $39,200,000, respectively, and evidenced in the aggregate beneficial ownership interests of approximately 47.78% and 12.05%, respectively, in the Trust Fund. For additional information with respect to the Class MV-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The September 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of the six-month LIBOR Mortgage Index remains constant at 1.19% per annum and the level of One-Month LIBOR remains constant at 1.12% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class MV-2 Certificates is October 17, 2003; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date

(and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); (ix) a Servicing Fee Rate of 0.50% for each Loan Group; and (x) except as indicated with respect to weighted average lives, no optional termination is exercised with respect to either Loan Group as described in the Prospectus Supplement under the headings "Description of Certificates --Optional Termination".

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class MV-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

               Percent of Class Certificate Balance Outstanding

     (CPR)                          0%    15%   25%    30%   35%    40%   50%
                                    --    ---   ---    ---   ---    ---   ---

     Payment Date
     ------------

     Initial Percentage            100    100   100    100   100    100   100
     September 25, 2004            100     47    41     39    36     33    28
     September 25, 2005            100     40    31     27    23     20    14
     September 25, 2006            100     33    23     19    15     12     7
     September 25, 2007            100     28    17     13    10      7     3
     September 25, 2008             90     24    13      9     6      4     2
     September 25, 2009             69     20     9      6     4      2     1
     September 25, 2010             52     17     7      4     3      1     *
     September 25, 2011             51     14     5      3     2      1     *
     September 25, 2012             50     12     4      2     1      1     *
     September 25, 2013             49     10     3      1     1      *     *
     September 25, 2014             48      8     2      1     *      *     *
     September 25, 2015             47      7     1      1     *      *     *
     September 25, 2016             46      6     1      *     *      *     *
     September 25, 2017             44      5     1      *     *      *     *
     September 25, 2018             43      4     1      *     *      *     *
     September 25, 2019             41      3     *      *     *      *     *
     September 25, 2020             39      2     *      *     *      *     *
     September 25, 2021             36      2     *      *     *      *     *
     September 25, 2022             34      2     *      *     *      *     *
     September 25, 2023             31      1     *      *     *      *     *
     September 25, 2024             28      1     *      *     *      *     *
     September 25, 2025             25      1     *      *     *      *     *
     September 25, 2026             21      1     *      *     *      *     *
     September 25, 2027             17      *     *      *     *      *     *
     September 25, 2028             13      *     *      *     *      *     *
     September 25, 2029              7      *     *      *     *      *     *
     September 25, 2030              2      *     *      *     *      *     0
     September 25, 2031              0      0     0      0     0      0     0
     Weighted Average Life in    13.38   3.47  2.16   1.81  1.54   1.34  1.08
     years (1)
     Weighted Average Life in    12.95   2.43  1.50   1.26  1.08   0.96  0.80
     years (1)(2)
  __________________________
  (1) Determined as specified in the Prospectus Supplement.
  (2) To the related Optional Termination Date.
  *   Greater than 0 but less than 0.5%.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class MV-2 Certificates discussed under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" in Annex I of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class MV-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class MV-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for application of the Exemption described in the Prospectus are met.

     Although the Exemption has been amended since 2001, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class MV-2 Certificates.

                                    RATINGS

     The Class MV-2 Certificates are currently rated "AA" by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. and "A1" by Moody's Investors Services, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class MV-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                                                  Loan Group 1


Summary of Mortgage Loans in Loan Group 1                                                       Range
(As of the Reference Date)                                                                      -----

Mortgage Loan Characteristics

Total Number of Loans                                                   1,369
Aggregate Principal Balance                                      $130,717,592
Average Principal Balance                                             $95,484           $6,449    to   $918,938
Percentage of Fixed Rate Mortgage Loans                                  100%
Weighted Average Mortgage Rate                                          9.79%            6.00%    to     14.75%
Weighted Average Original Term to Maturity (months)                       329              120    to        360
Weighted Average Scheduled Remaining Term to Maturity (months)            294               77    to        331
Weighted Average Loan-to-Value Ratio                                   75.06%            7.14%    to    100.00%
Weighted Average FICO Credit Score                                        601
Percentage of Pool Secured by 1st Liens                                97.82%
Percentage of Pool Secured by 2nd Liens                                 2.18%

                                                            Loan Group 1

Mortgage Loan Programs

                                                  Number of                     Aggregate            Percentage of Mortgage Loans
Loan Programs                                Mortgage Loans             Principal Balance                         in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Fixed 10 Year                                             3                      $106,550                                    0.08 %
Fixed 15 Year - Credit Comeback                          81                    $3,955,058                                    3.03
Fixed 15 Year                                           128                    $7,009,343                                    5.36
Fixed 20 Year                                            14                      $961,950                                    0.74
Fixed 25 Year                                             4                      $429,121                                    0.33
Fixed 30 Year - Credit Comeback                         313                   $34,530,970                                   26.42
Fixed 30 Year                                           612                   $72,909,097                                   55.78
Fixed 10 Year - 2nd Lien                                  9                      $149,398                                    0.11
Fixed 15 Year - 2nd Lien                                 94                    $2,250,749                                    1.72
Fixed 20 Year - 2nd Lien                                  5                      $151,231                                    0.12
Fixed 30/15 Balloon                                     100                    $7,966,428                                    6.09
Fixed 30/15 Balloon - 2nd Lien                            6                      $297,697                                    0.23
----------------------------------------------------------------------------------------------------------------------------------
Total                                                 1,369                  $130,717,592                                     100 %
==================================================================================================================================



Current Mortgage Loan Principal Balances

Range of Mortgage Loan                            Number of                     Aggregate            Percentage of Mortgage Loans
Principal Balances ($)                       Mortgage Loans             Principal Balance                         in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
$0 - $25000                                             166                    $3,019,974                                    2.31 %
$25000.01 - $50000                                      316                   $12,088,465                                    9.25
$50000.01 - $75000                                      253                   $15,530,520                                   11.88
$75000.01 - $100000                                     191                   $16,532,385                                   12.65
$100000.01 - $ 150000                                   199                   $24,555,051                                   18.78
$150000.01 - $ 200000                                   114                   $19,569,914                                   14.97
$200000.01 - $ 250000                                    54                   $11,991,763                                    9.17
$250000.01 - $ 300000                                    29                    $8,011,019                                    6.13
$300000.01 - $ 350000                                    16                    $5,231,141                                       4
$350000.01 - $ 400000                                    11                    $4,180,972                                     3.2
$400000.01 - $ 450000                                    10                    $4,201,993                                    3.21
$450000.01 - $ 500000                                     6                    $2,813,395                                    2.15
$500000.01 - $ 550000                                     1                      $502,519                                    0.38
$650000.01 - $ 700000                                     1                      $684,459                                    0.52
$850000.01 - $ 900000                                     1                      $885,085                                    0.68
$900000.01 - $ 950000                                     1                      $918,938                                     0.7
----------------------------------------------------------------------------------------------------------------------------------
Total                                                 1,369                  $130,717,592                                     100 %
==================================================================================================================================

                                                               Loan Group 1




Current Mortgage Rates


Range of Current Mortgage                         Number of                     Aggregate            Percentage of Mortgage Loans
Rates (%)                                    Mortgage Loans             Principal Balance                         in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                             1                      $162,660                                    0.12 %
6.501 - 7.000                                             2                      $308,785                                    0.24
7.001 - 7.500                                             9                    $2,702,304                                    2.07
7.501 - 8.000                                            68                   $14,870,389                                   11.38
8.001 - 8.500                                           114                   $17,791,035                                   13.61
8.501 - 9.000                                           138                   $20,177,345                                   15.44
9.001 - 9.500                                           109                   $13,345,050                                   10.21
9.501 - 10.000                                          169                   $15,585,317                                   11.92
10.001 - 10.500                                         132                   $10,251,155                                    7.84
10.501 - 11.000                                         123                   $10,144,524                                    7.76
11.001 - 11.500                                          87                    $6,452,283                                    4.94
11.501 - 12.000                                          79                    $4,792,088                                    3.67
12.001 - 12.500                                          70                    $4,733,934                                    3.62
12.501 - 13.000                                          46                    $1,928,773                                    1.48
13.001 - 13.500                                          38                    $1,724,531                                    1.32
13.501 - 14.000                                          54                    $1,998,709                                    1.53
14.001 - 14.500                                          26                      $877,014                                    0.67
14.501 - 15.000                                          37                    $1,021,571                                    0.78
15.001 - 15.500                                          21                      $638,351                                    0.49
15.501 - 16.000                                          20                      $560,051                                    0.43
16.001 - 16.500                                          10                      $254,629                                    0.19
16.501 - 17.000                                           8                      $212,179                                    0.16
17.001 - 17.500                                           5                      $104,273                                    0.08
17.501 - 18.000                                           1                       $34,770                                    0.03
19.501 - 20.000                                           1                       $14,431                                    0.01
20.001 - 20.500                                           1                       $31,440                                    0.02
----------------------------------------------------------------------------------------------------------------------------------
Total                                                 1,369                  $130,717,592                                     100 %
==================================================================================================================================



Remaining Term to Maturity


Range of Remaining Term                           Number of                     Aggregate            Percentage of Mortgage Loans
to Maturity (Months)                         Mortgage Loans             Principal Balance                         in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
1 - 120                                                  17                      $516,180                                    0.39 %
121 - 180                                               407                   $21,420,028                                   16.39
181 - 300                                                90                    $8,200,836                                    6.27
301 - 360                                               855                  $100,580,549                                   76.94
----------------------------------------------------------------------------------------------------------------------------------
Total                                                 1,369                  $130,717,592                                     100 %
==================================================================================================================================

                                                           Loan Group 1




Original Loan-to-Value Ratios


Range of Original                                 Number of                     Aggregate            Percentage of Mortgage Loans
Loan-to-Value Ratios (%)                     Mortgage Loans             Principal Balance                         in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
50.00 or Less                                           120                    $6,506,825                                    4.98 %
50.01-55.00                                              36                    $2,961,482                                    2.27
55.01-60.00                                              62                    $4,549,245                                    3.48
60.01-65.00                                              89                    $9,488,960                                    7.26
65.01-70.00                                             154                   $15,227,230                                   11.65
70.01-75.00                                             218                   $19,230,939                                   14.71
75.01-80.00                                             354                   $40,319,204                                   30.84
80.01-85.00                                             140                   $15,433,211                                   11.81
85.01-90.00                                             137                   $13,935,908                                   10.66
90.01-95.00                                              19                    $1,962,029                                     1.5
95.01-100.00                                             40                    $1,102,559                                    0.84
----------------------------------------------------------------------------------------------------------------------------------
Total                                                 1,369                  $130,717,592                                     100 %
==================================================================================================================================

                                                      Loan Group 1


State Distribution of Mortgaged Properties

                                                  Number of                     Aggregate            Percentage of Mortgage Loans
State                                        Mortgage Loans             Principal Balance                         in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Arizona                                                  22                    $2,069,599                                    1.58 %
Arkansas                                                  6                      $413,764                                    0.32
California                                              210                   $34,954,244                                   26.74
Colorado                                                 15                    $2,340,410                                    1.79
Connecticut                                              10                    $1,072,581                                    0.82
Delaware                                                  5                      $627,688                                    0.48
District of Columbia                                      6                      $755,478                                    0.58
Florida                                                 116                    $7,587,096                                     5.8
Georgia                                                  52                    $4,410,060                                    3.37
Hawaii                                                   15                    $3,802,199                                    2.91
Idaho                                                    16                    $1,840,739                                    1.41
Illinois                                                 30                    $1,937,663                                    1.48
Indiana                                                  36                    $2,091,399                                     1.6
Iowa                                                      3                      $190,149                                    0.15
Kansas                                                    8                      $504,830                                    0.39
Kentucky                                                 32                    $1,991,717                                    1.52
Louisiana                                                40                    $2,189,230                                    1.67
Maine                                                     4                      $206,816                                    0.16
Maryland                                                 11                      $973,891                                    0.75
Massachussetts                                           14                    $1,427,602                                    1.09
Michigan                                                 74                    $6,026,288                                    4.61
Minnesota                                                 8                      $612,279                                    0.47
Mississippi                                              12                      $682,028                                    0.52
Missouri                                                 26                    $1,516,769                                    1.16
Montana                                                   1                       $21,365                                    0.02
Nebraska                                                  4                      $258,563                                     0.2
Nevada                                                   19                    $1,916,642                                    1.47
New Hampshire                                             2                      $179,813                                    0.14
New Jersey                                               11                    $1,111,297                                    0.85
New Mexico                                                6                      $316,160                                    0.24
New York                                                 43                    $5,400,506                                    4.13
North Carolina                                           36                    $2,083,919                                    1.59
North Dakota                                              1                       $49,025                                    0.04
Ohio                                                     79                    $5,333,910                                    4.08
Oklahoma                                                 34                    $1,465,392                                    1.12
Oregon                                                   12                    $1,739,654                                    1.33
Pennsylvania                                             50                    $3,860,298                                    2.95
South Carolina                                           17                      $899,879                                    0.69
South Dakota                                              3                      $135,527                                     0.1
Tennessee                                                62                    $6,035,596                                    4.62
Texas                                                   124                    $9,999,045                                    7.65
Utah                                                     26                    $3,278,316                                    2.51
Vermont                                                   2                      $161,224                                    0.12
Virginia                                                 20                    $2,103,104                                    1.61
Washington                                               30                    $3,310,333                                    2.53
West Virginia                                             2                      $187,907                                    0.14
Wisconsin                                                14                      $645,595                                    0.49
----------------------------------------------------------------------------------------------------------------------------------
Total                                                 1,369                  $130,717,592                                     100 %
==================================================================================================================================

                                                Loan Group 1



FICO Credit Scores

                                                  Number of                     Aggregate            Percentage of Mortgage Loans
Range of FICO Credit Scores                  Mortgage Loans             Principal Balance                         in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
801 - 820                                                 1                      $158,638                                    0.12 %
781 - 800                                                 1                       $72,330                                    0.06
761 - 780                                                 1                       $40,526                                    0.03
741 - 760                                                 3                      $311,107                                    0.24
721 - 740                                                10                    $1,012,034                                    0.77
701 - 720                                                17                    $2,140,378                                    1.64
681 - 700                                                23                    $2,010,140                                    1.54
661 - 680                                                71                    $6,284,917                                    4.81
641 - 660                                               148                   $17,014,204                                   13.02
621 - 640                                               170                   $16,023,898                                   12.26
601 - 620                                               225                   $24,227,476                                   18.53
581 - 600                                               202                   $19,379,524                                   14.83
561 - 580                                               160                   $15,148,541                                   11.59
541 - 560                                               120                   $10,613,101                                    8.12
521 - 540                                                91                    $6,713,045                                    5.14
501 - 520                                                74                    $5,870,613                                    4.49
500 or Less                                              45                    $3,461,334                                    2.65
NOT SCORED                                                7                      $235,787                                    0.18
----------------------------------------------------------------------------------------------------------------------------------
Total                                                 1,369                  $130,717,592                                     100 %
==================================================================================================================================



Types of Mortgaged Properties


                                                  Number of                     Aggregate            Percentage of Mortgage Loans
Property Types                               Mortgage Loans             Principal Balance                         in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Single Family Residence                               1,148                  $108,695,235                                   83.15 %
Planned Unit Development                                 80                   $10,452,487                                       8
2 Family Residence                                       39                    $3,839,896                                    2.94
Low-Rise Condominium                                     41                    $3,413,202                                    2.61
Manufactured Housing (1)                                 47                    $2,994,742                                    2.29
4 Family Residence                                        5                      $553,010                                    0.42
3 Family Residence                                        5                      $547,538                                    0.42
High-Rise Condominium                                     4                      $221,483                                    0.17
----------------------------------------------------------------------------------------------------------------------------------
Total                                                 1,369                  $130,717,592                                     100 %
==================================================================================================================================

(1) Treated as real property

                                                               Loan Group 1




Purpose of Mortgage Loans


                                                  Number of                     Aggregate            Percentage of Mortgage Loans
Loan Purpose                                 Mortgage Loans             Principal Balance                         in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                    909                   $89,595,201                                   68.54 %
Purchase                                                263                   $20,629,612                                   15.78
Refinance (Rate-Term)                                   197                   $20,492,779                                   15.68
----------------------------------------------------------------------------------------------------------------------------------
Total                                                 1,369                  $130,717,592                                     100 %
==================================================================================================================================




Occupancy Types of the Mortgage Loans

                                                  Number of                     Aggregate            Percentage of Mortgage Loans
Occupancy Type                               Mortgage Loans             Principal Balance                         in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Primary Residence                                     1,288                  $125,910,391                                   96.32 %
Investment Property                                      65                    $3,724,037                                    2.85
Secondary Residence                                      16                    $1,083,164                                    0.83
----------------------------------------------------------------------------------------------------------------------------------
Total                                                 1,369                  $130,717,592                                     100 %
==================================================================================================================================




Documentation Programs for the Mortgage Loans

                                                  Number of                     Aggregate            Percentage of Mortgage Loans
Document Type                                Mortgage Loans             Principal Balance                         in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Full Documentation                                    1,031                   $95,585,671                                   73.12 %
Stated Income                                           285                   $28,394,333                                   21.72
Simple                                                   53                    $6,737,589                                    5.15
----------------------------------------------------------------------------------------------------------------------------------
Total                                                 1,369                  $130,717,592                                     100 %
==================================================================================================================================

Loan Subgroup 2A

Summary of Mortgage Loans in Loan Subgroup 2A                                                          Range
(As of the Reference Date)                                                                             -----

Mortgage Loan Characteristics

Total Number of Loans                                                          1,151
Aggregate Principal Balance                                             $102,084,668
Average Principal Balance                                                    $88,692           $2,598   to   $266,597
Percentage of Adjustable Rate Mortgage Loans                                    100%
Weighted Average Mortgage Rate                                                10.45%            5.88%   to     16.00%
Weighted Average Original Term to Maturity (months)                              360              180   to        360
Weighted Average Scheduled Remaining Term to Maturity (months)                   328              146   to        331
Weighted Average Loan-to-Value Ratio                                          78.15%            9.49%   to     96.96%
Weighted Average FICO Credit Score                                               586
Percentage of Pool Secured by 1st Liens                                      100.00%


Weighted Average Gross Margin                                                  6.51%             1.50%   to     9.80%
Weighted Average Maximum Mortgage Rate                                        17.41%            12.25%   to    23.00%
Weighted Average Minimum Mortgage Rate                                        10.54%             5.25%   to    16.00%


                                                      Loan Subgroup 2A

Mortgage Loan Programs

                                            Number of                    Aggregate          Percentage of Mortgage Loans
Loan Programs                          Mortgage Loans            Principal Balance                   in Loan Subgroup 2A
------------------------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                   845                  $77,696,373                                 76.11%
3/27 Six-Month LIBOR                              306                  $24,388,294                                 23.89
------------------------------------------------------------------------------------------------------------------------
Total                                           1,151                 $102,084,668                                100.00%
========================================================================================================================


Current Mortgage Loan Principal Balances

Range of Mortgage Loan                      Number of                    Aggregate          Percentage of Mortgage Loans
Principal Balances ($)                 Mortgage Loans            Principal Balance                   in Loan Subgroup 2A
------------------------------------------------------------------------------------------------------------------------
$0 - $25000                                        49                     $924,064                                  0.91 %
$25000.01 - $50000                                224                   $8,612,445                                  8.44
$50000.01 - $75000                                310                  $19,194,275                                  18.8
$75000.01 - $100000                               196                  $17,100,269                                 16.75
$100000.01 - $ 150000                             223                  $26,838,842                                 26.29
$150000.01 - $ 200000                              83                  $14,203,695                                 13.91
$200000.01 - $ 250000                              53                  $11,832,577                                 11.59
$250000.01 - $ 300000                              13                   $3,378,500                                  3.31
------------------------------------------------------------------------------------------------------------------------
Total                                           1,151                 $102,084,668                                100.00 %
========================================================================================================================



Current Mortgage Rates

Range of Current Mortgage                   Number of                    Aggregate          Percentage of Mortgage Loans
Rates (%)                              Mortgage Loans            Principal Balance                   in Loan Subgroup 2A
------------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                       4                     $547,966                                  0.54 %
6.001 - 6.500                                       4                     $671,325                                  0.66
6.501 - 7.000                                       4                     $604,426                                  0.59
7.001 - 7.500                                      12                   $1,562,261                                  1.53
7.501 - 8.000                                      16                   $2,266,307                                  2.22
8.001 - 8.500                                      31                   $3,171,716                                  3.11
8.501 - 9.000                                      47                   $6,012,205                                  5.89
9.001 - 9.500                                      90                   $9,726,804                                  9.53
9.501 - 10.000                                    164                  $17,340,324                                 16.99
10.001 - 10.500                                   154                  $13,138,877                                 12.87
10.501 - 11.000                                   179                  $16,413,076                                 16.08
11.001 - 11.500                                   142                  $10,969,458                                 10.75
11.501 - 12.000                                    99                   $7,278,232                                  7.13
12.001 - 12.500                                    52                   $3,194,794                                  3.13
12.501 - 13.000                                    49                   $3,140,855                                  3.08
13.001 - 13.500                                    50                   $2,811,063                                  2.75
13.501 - 14.000                                    28                   $1,673,464                                  1.64
14.001 - 14.500                                    10                     $405,484                                   0.4
14.501 - 15.000                                    11                     $754,044                                  0.74
15.001 - 15.500                                     3                     $323,809                                  0.32
15.501 - 16.000                                     2                      $78,178                                  0.08
------------------------------------------------------------------------------------------------------------------------
Total                                           1,151                 $102,084,668                                100.00 %
========================================================================================================================

                                               Loan Subgroup 2A

Remaining Term to Maturity

Range of Remaining Term                         Number of                    Aggregate       Percentage of Mortgage Loans
to Maturity (Months)                       Mortgage Loans            Principal Balance                in Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------------------------
121 - 180                                               2                      $56,956                               0.06 %
301 - 360                                           1,149                 $102,027,712                              99.94
-------------------------------------------------------------------------------------------------------------------------
Total                                               1,151                 $102,084,668                             100.00 %
=========================================================================================================================



Original Loan-to-Value Ratios

Range of Original                               Number of                    Aggregate       Percentage of Mortgage Loans
Loan-to-Value Ratios (%)                   Mortgage Loans            Principal Balance                in Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------------------------
50.00 or Less                                          45                   $2,907,066                               2.85 %
50.01-55.00                                            16                     $951,509                               0.93
55.01-60.00                                            45                   $2,940,739                               2.88
60.01-65.00                                            73                   $5,907,036                               5.79
65.01-70.00                                           108                   $7,829,656                               7.67
70.01-75.00                                           187                  $15,135,464                              14.83
75.01-80.00                                           318                  $30,397,745                              29.78
80.01-85.00                                           168                  $16,498,635                              16.16
85.01-90.00                                           174                  $17,330,416                              16.98
90.01-95.00                                            16                   $1,995,862                               1.96
95.01-100.00                                            1                     $190,540                               0.19
-------------------------------------------------------------------------------------------------------------------------
Total                                               1,151                 $102,084,668                             100.00 %
=========================================================================================================================

                                                      Loan Subgroup 2A

State Distribution of Mortgaged Properties

                                                                                           Percentage of Mortgage Loans
State                              Mortgage Loans            Principal Balance                  in Loan Subgroup 2A
------------------------------------------------------------------------------------------------------------------------
Alabama                                         1                     $168,552                                 0.17 %
Alaska                                          2                     $255,418                                 0.25
Arizona                                        30                   $3,160,318                                  3.1
Arkansas                                        5                     $461,140                                 0.45
California                                     76                  $11,136,369                                10.91
Colorado                                       16                   $1,618,069                                 1.59
Connecticut                                    17                   $1,218,007                                 1.19
Delaware                                        3                     $170,633                                 0.17
District of Columbia                            6                     $609,967                                  0.6
Florida                                        62                   $5,466,575                                 5.35
Georgia                                        40                   $4,009,549                                 3.93
Hawaii                                          1                     $107,302                                 0.11
Idaho                                           9                     $780,725                                 0.76
Illinois                                       48                   $4,172,912                                 4.09
Indiana                                        50                   $3,579,739                                 3.51
Iowa                                            3                     $215,679                                 0.21
Kansas                                         16                   $1,028,961                                 1.01
Kentucky                                       24                   $1,834,851                                  1.8
Louisiana                                      17                   $1,466,324                                 1.44
Maryland                                       20                   $2,508,709                                 2.46
Massachusetts                                  12                   $1,828,230                                 1.79
Michigan                                      111                   $8,280,975                                 8.11
Minnesota                                       8                     $580,664                                 0.57
Mississippi                                     6                     $469,897                                 0.46
Missouri                                       27                   $1,866,601                                 1.83
Montana                                         1                     $174,014                                 0.17
Nebraska                                        4                     $246,552                                 0.24
Nevada                                         20                   $2,137,624                                 2.09
New Hampshire                                   4                     $467,193                                 0.46
New Jersey                                     19                   $1,850,180                                 1.81
New Mexico                                      8                     $600,258                                 0.59
New York                                       18                   $1,859,712                                 1.82
North Carolina                                 47                   $3,373,207                                  3.3
North Dakota                                    2                     $107,343                                 0.11
Ohio                                           93                   $6,441,748                                 6.31
Oklahoma                                       28                   $1,733,121                                  1.7
Oregon                                         11                   $1,202,316                                 1.18
Pennsylvania                                   69                   $4,507,886                                 4.42
South Carolina                                 18                   $1,467,179                                 1.44
South Dakota                                    2                     $117,979                                 0.12
Tennessee                                      51                   $4,058,204                                 3.98
Texas                                          62                   $5,493,793                                 5.38
Utah                                           14                   $1,737,424                                  1.7
Virginia                                       18                   $2,154,451                                 2.11
Washington                                     33                   $4,070,274                                 3.99
West Virginia                                   3                     $120,324                                 0.12
Wisconsin                                      15                   $1,069,500                                 1.05
Wyoming                                         1                      $98,223                                  0.1
------------------------------------------------------------------------------------------------------------------------
Total                                       1,151                 $102,084,668                               100.00 %
========================================================================================================================

                                                Loan Subgroup 2A

FICO Credit Scores

                                                 Number of                    Aggregate          Percentage of Mortgage Loans
Range of FICO Credit Scores                 Mortgage Loans            Principal Balance                   in Loan Subgroup 2A
-----------------------------------------------------------------------------------------------------------------------------
761 - 780                                                1                     $234,799                                  0.23 %
741 - 760                                                4                     $416,981                                  0.41
721 - 740                                                3                     $255,125                                  0.25
701 - 720                                               12                     $758,317                                  0.74
681 - 700                                               19                   $1,991,060                                  1.95
661 - 680                                               22                   $2,293,590                                  2.25
641 - 660                                               78                   $6,746,400                                  6.61
621 - 640                                              123                  $11,559,901                                 11.32
601 - 620                                              149                  $13,672,383                                 13.39
581 - 600                                              186                  $18,549,963                                 18.17
561 - 580                                              167                  $14,856,150                                 14.55
541 - 560                                              145                  $11,937,062                                 11.69
521 - 540                                               98                   $8,350,981                                  8.18
501 - 520                                               93                   $7,050,818                                  6.91
500 or Less                                             41                   $3,012,624                                  2.95
NOT SCORED                                              10                     $398,515                                  0.39
-----------------------------------------------------------------------------------------------------------------------------
Total                                                1,151                 $102,084,668                                100.00 %
=============================================================================================================================



Types of Mortgaged Properties

                                                 Number of                    Aggregate          Percentage of Mortgage Loans
Property Types                              Mortgage Loans            Principal Balance                   in Loan Subgroup 2A
-----------------------------------------------------------------------------------------------------------------------------
Single Family Residence                                970                  $85,473,279                                 83.73 %
Planned Unit Development                                57                   $6,636,066                                   6.5
Low-Rise Condominium                                    41                   $3,563,416                                  3.49
Manufactured Housing (1)                                43                   $2,760,878                                   2.7
2 Family Residence                                      29                   $2,605,979                                  2.55
High-Rise Condominium                                    3                     $430,858                                  0.42
3 Family Residence                                       5                     $381,193                                  0.37
4 Family Residence                                       3                     $232,999                                  0.23
-----------------------------------------------------------------------------------------------------------------------------
Total                                                1,151                 $102,084,668                                100.00 %
=============================================================================================================================

(1) Treated as real property

Purpose of Mortgage Loans

                                                 Number of                    Aggregate          Percentage of Mortgage Loans
Loan Purpose                                Mortgage Loans            Principal Balance                   in Loan Subgroup 2A
-----------------------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                   591                  $50,864,849                                 49.83 %
Purchase                                               427                  $38,225,140                                 37.44
Refinance (Rate-Term)                                  133                  $12,994,679                                 12.73
-----------------------------------------------------------------------------------------------------------------------------
Total                                                1,151                 $102,084,668                                100.00 %
=============================================================================================================================

                                                     Loan Subgroup 2A

Occupancy Types of the Mortgage Loans

                                             Number of                    Aggregate          Percentage of Mortgage Loans
Occupancy Type                          Mortgage Loans            Principal Balance                   in Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------------------------
Primary Residence                                1,070                  $96,829,827                                 94.85 %
Investment Property                                 71                   $4,679,519                                  4.58
Secondary Residence                                 10                     $575,322                                  0.56
-------------------------------------------------------------------------------------------------------------------------
Total                                            1,151                 $102,084,668                                100.00 %
=========================================================================================================================




Documentation Programs
for the Mortgage Loans

                                             Number of                    Aggregate          Percentage of Mortgage Loans
Document Type                           Mortgage Loans            Principal Balance                   in Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------------------------
Full Documentation                                 920                  $81,393,298                                 79.73 %
Stated Income                                      201                  $17,721,669                                 17.36
Simple                                              30                   $2,969,701                                  2.91
-------------------------------------------------------------------------------------------------------------------------
Total                                            1,151                 $102,084,668                                100.00 %
=========================================================================================================================




Gross Margin

Range of Gross                               Number of                    Aggregate          Percentage of Mortgage Loans
Margins (%)                             Mortgage Loans            Principal Balance                   in Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------------------------
1.001 - 2.000                                        1                     $176,350                                  0.17 %
2.001 - 3.000                                        1                      $59,364                                  0.06
3.001 - 4.000                                        2                     $261,931                                  0.26
4.001 - 5.000                                       31                   $3,158,553                                  3.09
5.001 - 6.000                                      274                  $26,479,463                                 25.94
6.001 - 7.000                                      566                  $46,573,334                                 45.62
7.001 - 8.000                                      241                  $22,584,723                                 22.12
8.001 - 9.000                                       29                   $2,365,073                                  2.32
9.001 - 10.000                                       6                     $425,877                                  0.42
-------------------------------------------------------------------------------------------------------------------------
Total                                            1,151                 $102,084,668                                100.00 %
=========================================================================================================================

                                                   Loan Subgroup 2A

Subsequent Adjustment Date

Subsequent Adjustment                               Number of                    Aggregate           Percentage of Mortgage Loans
Date                                           Mortgage Loans            Principal Balance                    in Loan Subgroup 2A
---------------------------------------------------------------------------------------------------------------------------------
September-03                                               26                   $1,701,616                                   1.67 %
October-03                                                112                   $8,411,647                                   8.24
November-03                                                89                   $8,024,986                                   7.86
December-03                                               114                  $11,282,508                                  11.05
January-03                                                288                  $25,969,708                                  25.44
February-03                                               271                  $25,351,840                                  24.83
March-03                                                  244                  $20,777,380                                  20.35
April-03                                                    7                     $564,983                                   0.55
---------------------------------------------------------------------------------------------------------------------------------
Total                                                   1,151                 $102,084,668                                 100.00 %
=================================================================================================================================




Range of Months to Adjustment Date

Range of Months                                     Number of                    Aggregate           Percentage of Mortgage Loans
to Adjustment Date                             Mortgage Loans            Principal Balance                    in Loan Subgroup 2A
---------------------------------------------------------------------------------------------------------------------------------
0 - 6                                                   1,144                 $101,519,684                                  99.45 %
6 - 12                                                      7                     $564,983                                   0.55
---------------------------------------------------------------------------------------------------------------------------------
Total                                                   1,151                 $102,084,668                                 100.00 %
=================================================================================================================================




Maximum Mortgage Rates

Range of Maximum                                    Number of                    Aggregate           Percentage of Mortgage Loans
Mortgage Rates (%)                             Mortgage Loans            Principal Balance                    in Loan Subgroup 2A
---------------------------------------------------------------------------------------------------------------------------------
12.001 - 12.500                                             1                     $104,786                                    0.1 %
13.001 - 13.500                                             3                     $494,975                                   0.48
13.501 - 14.000                                             3                     $499,640                                   0.49
14.001 - 14.500                                             8                   $1,069,576                                   1.05
14.501 - 15.000                                            15                   $2,147,820                                    2.1
15.001 - 15.500                                            33                   $3,338,665                                   3.27
15.501 - 16.000                                            62                   $7,932,972                                   7.77
16.001 - 16.500                                           109                  $11,220,321                                  10.99
16.501 - 17.000                                           173                  $17,772,825                                  17.41
17.000 - 17.500                                           166                  $15,061,262                                  14.75
17.501 - 18.000                                           156                  $13,670,922                                  13.39
18.001 - 18.500                                           127                   $9,688,457                                   9.49
18.501 - 19.000                                            91                   $6,728,935                                   6.59
19.001 - 19.500                                            53                   $3,264,706                                    3.2
19.501 - 20.000                                            50                   $3,148,913                                   3.08
20.001 and greater                                        101                   $5,939,893                                   5.82
---------------------------------------------------------------------------------------------------------------------------------
Total                                                   1,151                 $102,084,668                                 100.00 %
=================================================================================================================================

                                                Loan Subgroup 2A

Initial Periodic Rate Cap

Initial Periodic Rate                         Number of                    Aggregate         Percentage of Mortgage Loans
Cap (%)                                  Mortgage Loans            Principal Balance                  in Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------------------------
0.125                                                 2                     $194,678                                 0.19 %
1.000                                               157                  $14,934,959                                14.63
1.500                                               803                  $71,674,825                                70.21
2.000                                                44                   $3,955,061                                 3.87
3.000                                               145                  $11,325,144                                11.09
-------------------------------------------------------------------------------------------------------------------------
Total                                             1,151                 $102,084,668                               100.00 %
=========================================================================================================================




Subsequent Periodic Rate Cap

Subsequent Periodic                           Number of                    Aggregate         Percentage of Mortgage Loans
Rate Cap (%)                             Mortgage Loans            Principal Balance                  in Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------------------------
1.000                                               246                  $21,576,317                                21.14 %
1.500                                               904                  $80,374,085                                78.73
2.000                                                 1                     $134,266                                 0.13
-------------------------------------------------------------------------------------------------------------------------
Total                                             1,151                 $102,084,668                               100.00 %
=========================================================================================================================




Minimum Mortgage Rates

Range of Minimum Mortgage                     Number of                    Aggregate         Percentage of Mortgage Loans
Rates (%)                                Mortgage Loans            Principal Balance                  in Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------------------------
5.001 - 6.000                                         1                     $104,786                                  0.1 %
6.001 - 7.000                                         6                     $994,615                                 0.97
7.001 - 8.000                                        19                   $2,621,369                                 2.57
8.001 - 9.000                                        67                   $8,188,987                                 8.02
9.001 - 10.000                                      256                  $27,922,764                                27.35
10.001 - 11.000                                     346                  $30,899,250                                30.27
11.001 - 12.000                                     245                  $18,726,227                                18.34
12.001 - 13.000                                     104                   $6,477,997                                 6.35
13.001 - 14.000                                      80                   $4,558,047                                 4.46
14.001 - 15.000                                      22                   $1,188,639                                 1.16
15.001 - 16.000                                       5                     $401,986                                 0.39
-------------------------------------------------------------------------------------------------------------------------
Total                                             1,151                 $102,084,668                               100.00 %
=========================================================================================================================

                                                         Loan Subgroup 2B

Summary of Mortgage Loans in Loan Subgroup 2B                                             Range
(As of the Reference Date)

Loan Characteristics

Total Number of Loans                                                           851
Aggregate Principal Balance                                             $92,561,718
Average Principal Balance                                                  $108,768    $13,752       to            $856,967
Percentage of Adjustable Rate Mortgage Loans                                   100%
Weighted Average Mortgage Rate                                               10.09%      6.00%       to              18.63%
Weighted Average Original Term to Maturity (months)                             360        180       to                 360
Weighted Average Scheduled Remaining Term to Maturity (months)                  328        149       to                 331
Weighted Average Loan-to-Value Ratio                                         77.46%      8.00%       to              95.00%
Weighted Average FICO Credit Score                                              589
Percentage of Pool Secured by 1st Liens                                     100.00%


Weighted Average Gross Margin                                                 6.43%      2.75%       to               9.25%
Weighted Average Maximum Mortgage Rate                                       17.04%     12.13%       to              25.63%
Weighted Average Minimum Mortgage Rate                                       10.14%      5.13%       to              18.63%

                                                         Loan Subgroup 2B

Mortgage Loan Programs

                                                          Number of           Aggregate      Percentage of Mortgage Loans
Loan Programs                                        Mortgage Loans   Principal Balance               in Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                                 647         $70,606,263                             76.28 %
3/27 Six-Month LIBOR                                            204         $21,955,455                             23.72
-------------------------------------------------------------------------------------------------------------------------
Total                                                           851         $92,561,718                            100.00 %
=========================================================================================================================




Current Mortgage Loan Principal Balances

Range of Mortgage Loan                                    Number of           Aggregate      Percentage of Mortgage Loans
Principal Balances ($)                               Mortgage Loans   Principal Balance               in Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------------------------
$0 - $25000                                                      35            $737,587                               0.8 %
$25000.01 - $50000                                              190          $7,311,716                               7.9
$50000.01 - $75000                                              215         $13,169,679                             14.23
$75000.01 - $100000                                             127         $11,061,331                             11.95
$100000.01 - $ 150000                                           122         $14,712,221                             15.89
$150000.01 - $ 200000                                            41          $7,000,138                              7.56
$200000.01 - $ 250000                                            36          $7,992,209                              8.63
$250000.01 - $ 300000                                            23          $6,430,960                              6.95
$300000.01 - $ 350000                                            31          $9,975,617                             10.78
$350000.01 - $ 400000                                            11          $4,021,349                              4.34
$400000.01 - $ 450000                                             5          $2,157,226                              2.33
$450000.01 - $ 500000                                            10          $4,823,115                              5.21
$500000.01 - $ 550000                                             3          $1,579,427                              1.71
$700000.01 - $ 750000                                             1            $732,177                              0.79
$850000.01 - $ 900000                                             1            $856,967                              0.93
-------------------------------------------------------------------------------------------------------------------------
Total                                                           851         $92,561,718                            100.00 %
=========================================================================================================================

                                                 Loan Subgroup 2B

Current Mortgage Rates

Range of Current Mortgage                          Number of           Aggregate      Percentage of Mortgage Loans
Rates (%)                                     Mortgage Loans   Principal Balance               in Loan Subgroup 2B
------------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                              3            $345,328                              0.37 %
6.001 - 6.500                                              1            $149,263                              0.16
6.501 - 7.000                                              5          $1,134,138                              1.23
7.001 - 7.500                                              8          $1,945,405                               2.1
7.501 - 8.000                                             15          $3,183,877                              3.44
8.001 - 8.500                                             24          $3,641,779                              3.93
8.501 - 9.000                                             62         $12,576,171                             13.59
9.001 - 9.500                                             55          $7,750,335                              8.37
9.501 - 10.000                                           141         $19,047,978                             20.58
10.001 - 10.500                                          111         $11,727,788                             12.67
10.501 - 11.000                                          127         $11,669,265                             12.61
11.001 - 11.500                                           89          $6,434,806                              6.95
11.501 - 12.000                                           70          $5,478,987                              5.92
12.001 - 12.500                                           43          $2,934,808                              3.17
12.501 - 13.000                                           35          $1,795,900                              1.94
13.001 - 13.500                                           16            $870,001                              0.94
13.501 - 14.000                                           14            $618,421                              0.67
14.001 - 14.500                                            9            $360,409                              0.39
14.501 - 15.000                                            6            $211,842                              0.23
15.001 - 15.500                                            5            $229,876                              0.25
15.501 - 16.000                                            3            $123,860                              0.13
16.001 - 16.500                                            3            $121,232                              0.13
16.501 - 17.000                                            1             $21,678                              0.02
17.001 - 17.500                                            3            $124,264                              0.13
17.501 - 18.000                                            1             $25,908                              0.03
18.501 - 19.000                                            1             $38,400                              0.04
------------------------------------------------------------------------------------------------------------------------
Total                                                    851         $92,561,718                            100.00 %
========================================================================================================================



Remaining Term to Maturity

Range of Remaining Term                            Number of           Aggregate      Percentage of Mortgage Loans
to Maturity (Months)                          Mortgage Loans   Principal Balance               in Loan Subgroup 2B
------------------------------------------------------------------------------------------------------------------------
121 - 180                                                  1             $19,695                              0.02 %
301 - 360                                                850         $92,542,023                             99.98
------------------------------------------------------------------------------------------------------------------------
Total                                                    851         $92,561,718                            100.00 %
========================================================================================================================

                                                  Loan Subgroup 2B

Original Loan-to-Value Ratios

Range of Original                                      Number of           Aggregate         Percentage of Mortgage Loans
Loan-to-Value Ratios (%)                          Mortgage Loans   Principal Balance                  in Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------------------------
50.00 or Less                                                 40          $2,228,375                                 2.41 %
50.01-55.00                                                   16          $1,332,042                                 1.44
55.01-60.00                                                   39          $2,979,525                                 3.22
60.01-65.00                                                   56          $5,166,875                                 5.58
65.01-70.00                                                   89          $8,909,154                                 9.63
70.01-75.00                                                  139         $13,891,980                                15.01
75.01-80.00                                                  214         $26,580,582                                28.72
80.01-85.00                                                  120         $14,874,912                                16.07
85.01-90.00                                                  128         $15,604,034                                16.86
90.01-95.00                                                   10            $994,241                                 1.07
-------------------------------------------------------------------------------------------------------------------------
Total                                                        851         $92,561,718                               100.00 %
=========================================================================================================================

                                                         Loan Subgroup 2B

State Distribution of Mortgaged Properties

                                                     Number of           Aggregate    Percentage of Mortgage Loans
State                                           Mortgage Loans   Principal Balance             in Loan Subgroup 2B
------------------------------------------------------------------------------------------------------------------------
Arizona                                                     35          $4,646,397                            5.02 %
Arkansas                                                     7            $432,229                            0.47
California                                                  87         $20,761,365                           22.43
Colorado                                                    15          $2,716,202                            2.93
Connecticut                                                 11          $1,746,365                            1.89
Delaware                                                     2            $271,779                            0.29
District of Columbia                                         8            $642,882                            0.69
Florida                                                     49          $4,782,057                            5.17
Georgia                                                     21          $2,546,018                            2.75
Hawaii                                                       1            $201,757                            0.22
Idaho                                                        8            $748,354                            0.81
Illinois                                                    22          $1,918,338                            2.07
Indiana                                                     40          $3,426,797                             3.7
Iowa                                                         3            $166,575                            0.18
Kansas                                                      13            $845,825                            0.91
Kentucky                                                    19          $1,258,388                            1.36
Louisiana                                                   12            $669,641                            0.72
Maryland                                                    17          $2,022,740                            2.19
Massachusetts                                                9          $1,594,032                            1.72
Michigan                                                    61          $4,064,995                            4.39
Minnesota                                                    2            $162,123                            0.18
Mississippi                                                  8            $533,541                            0.58
Missouri                                                    28          $1,904,561                            2.06
Montana                                                      3            $735,749                            0.79
Nebraska                                                     1             $82,689                            0.09
Nevada                                                      11          $1,341,948                            1.45
New Hampshire                                                1             $95,627                             0.1
New Jersey                                                   6            $635,532                            0.69
New Mexico                                                   4            $449,030                            0.49
New York                                                    20          $1,333,144                            1.44
North Carolina                                              33          $2,608,072                            2.82
Ohio                                                        62          $5,321,326                            5.75
Oklahoma                                                    17            $990,005                            1.07
Oregon                                                       6            $698,141                            0.75
Pennsylvania                                                45          $2,973,200                            3.21
Rhode Island                                                 1             $63,393                            0.07
South Carolina                                              11            $763,033                            0.82
South Dakota                                                 1             $49,546                            0.05
Tennessee                                                   30          $3,400,437                            3.67
Texas                                                       50          $4,349,738                             4.7
Utah                                                         8          $1,039,283                            1.12
Vermont                                                      1             $87,882                            0.09
Virginia                                                    23          $2,685,842                             2.9
Washingtion                                                 23          $3,793,946                             4.1
West Virginia                                                5            $215,109                            0.23
Wisconsin                                                   11            $786,084                            0.85
------------------------------------------------------------------------------------------------------------------------
Total                                                      851         $92,561,718                          100.00 %
========================================================================================================================

                                                   Loan Subgroup 2B

FICO Credit Scores

                                                 Number of           Aggregate      Percentage of Mortgage Loans
Range of FICO Credit Scores                 Mortgage Loans   Principal Balance               in Loan Subgroup 2B
------------------------------------------------------------------------------------------------------------------------
761 - 780                                                1             $44,558                              0.05 %
741 - 760                                                4            $458,757                               0.5
721 - 740                                                4            $469,384                              0.51
701 - 720                                                8            $932,925                              1.01
681 - 700                                               16          $2,452,251                              2.65
661 - 680                                               32          $3,988,873                              4.31
641 - 660                                               44          $4,634,916                              5.01
621 - 640                                               95         $10,507,541                             11.35
601 - 620                                              111         $12,345,902                             13.34
581 - 600                                              118         $15,474,741                             16.72
561 - 580                                              115         $14,260,167                             15.41
541 - 560                                              109         $10,410,755                             11.25
521 - 540                                               77          $6,730,000                              7.27
501 - 520                                               53          $5,700,326                              6.16
500 or Less                                             51          $3,470,083                              3.75
NOT SCORED                                              13            $680,539                              0.74
------------------------------------------------------------------------------------------------------------------------
Total                                                  851         $92,561,718                            100.00 %
========================================================================================================================



Types of Mortgaged Properties

                                                 Number of           Aggregate      Percentage of Mortgage Loans
Property Types                              Mortgage Loans   Principal Balance               in Loan Subgroup 2B
------------------------------------------------------------------------------------------------------------------------
Single Family Residence                                731         $78,158,700                             84.44 %
Planned Unit Development                                49          $8,408,708                              9.08
Low-Rise Condominium                                    21          $1,922,788                              2.08
Manufactured Housing (1)                                29          $1,884,034                              2.04
2 Family Residence                                      14            $875,413                              0.95
3 Family Residence                                       4            $795,376                              0.86
High-Rise Condominium                                    2            $420,595                              0.45
4 Family Residence                                       1             $96,104                               0.1
------------------------------------------------------------------------------------------------------------------------
Total                                                  851         $92,561,718                            100.00 %
========================================================================================================================

(1) Treated as real property

Purpose of Mortgage Loans

                                                 Number of           Aggregate      Percentage of Mortgage Loans
Loan Purpose                                Mortgage Loans   Principal Balance               in Loan Subgroup 2B
------------------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                   497         $50,826,367                             54.91 %
Purchase                                               259         $30,367,413                             32.81
Refinance (Rate-Term)                                   95         $11,367,938                             12.28
------------------------------------------------------------------------------------------------------------------------
Total                                                  851         $92,561,718                            100.00 %
========================================================================================================================

                                                            Loan Subgroup 2B

Occupancy Types of the Mortgage Loans

                                                              Number of           Aggregate         Percentage of Mortgage Loans
Occupancy Type                                           Mortgage Loans   Principal Balance                  in Loan Subgroup 2B
--------------------------------------------------------------------------------------------------------------------------------
Primary Residence                                                   805         $88,697,663                                95.83 %
Investment Property                                                  41          $3,392,996                                 3.67
Secondary Residence                                                   5            $471,060                                 0.51
--------------------------------------------------------------------------------------------------------------------------------
Total                                                               851         $92,561,718                               100.00 %
================================================================================================================================



Documentation Programs for the Mortgage Loans

                                                              Number of           Aggregate         Percentage of Mortgage Loans
Document Type                                            Mortgage Loans   Principal Balance                  in Loan Subgroup 2B
--------------------------------------------------------------------------------------------------------------------------------
Full Documentation                                                  636         $70,220,619                                75.86 %
Stated Income                                                       184         $18,908,914                                20.43
Simple                                                               31          $3,432,185                                 3.71
--------------------------------------------------------------------------------------------------------------------------------
Total                                                               851         $92,561,718                               100.00 %
================================================================================================================================




Gross Margin

Range of Gross                                                Number of           Aggregate         Percentage of Mortgage Loans
Margins (%)                                              Mortgage Loans   Principal Balance                  in Loan Subgroup 2B
--------------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                                         1            $219,361                                 0.24 %
4.001 - 5.000                                                        32          $3,657,562                                 3.95
5.001 - 6.000                                                       207         $26,805,771                                28.96
6.001 - 7.000                                                       419         $41,593,575                                44.94
7.001 - 8.000                                                       172         $18,085,397                                19.54
8.001 - 9.000                                                        16          $1,737,109                                 1.88
9.001 - 10.000                                                        4            $462,944                                  0.5
--------------------------------------------------------------------------------------------------------------------------------
Total                                                               851         $92,561,718                               100.00 %
================================================================================================================================

                                                      Loan Subgroup 2B

Subsequent Adjustment Date

Subsequent Adjustment                                    Number of           Aggregate       Percentage of Mortgage Loans
Date                                                Mortgage Loans   Principal Balance                in Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------------------------
September-03                                                    21          $1,634,084                               1.77 %
October-03                                                      61          $5,487,047                               5.93
November-03                                                     59          $7,705,889                               8.33
December-03                                                     68          $8,137,931                               8.79
January-03                                                     228         $26,513,655                              28.64
February-03                                                    242         $25,232,819                              27.26
March-03                                                       168         $17,381,639                              18.78
April-03                                                         4            $468,654                               0.51
-------------------------------------------------------------------------------------------------------------------------
Total                                                          851         $92,561,718                             100.00 %
=========================================================================================================================





Range of Months to Adjustment Date

Range of Months                                          Number of           Aggregate       Percentage of Mortgage Loans
to Adjustment Date                                  Mortgage Loans   Principal Balance                in Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------------------------
0 - 6                                                          847         $92,093,064                              99.49 %
6 - 12                                                           4            $468,654                               0.51
-------------------------------------------------------------------------------------------------------------------------
Total                                                          851         $92,561,718                             100.00 %
=========================================================================================================================




Maximum Mortgage Rates

Range of Maximum                                         Number of           Aggregate       Percentage of Mortgage Loans
Mortgage Rates (%)                                  Mortgage Loans   Principal Balance                in Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------------------------
12.001 - 12.500                                                  1            $149,263                               0.16 %
12.501 - 13.000                                                  1            $223,410                               0.24
13.501 - 14.000                                                  5          $1,817,250                               1.96
14.001 - 14.500                                                  5            $981,004                               1.06
14.501 - 15.000                                                 20          $4,102,699                               4.43
15.001 - 15.500                                                 29          $4,755,847                               5.14
15.501 - 16.000                                                 60         $11,663,090                               12.6
16.001 - 16.500                                                 68          $9,109,508                               9.84
16.501 - 17.000                                                138         $18,312,157                              19.78
17.000 - 17.500                                                113         $11,670,019                              12.61
17.501 - 18.000                                                127         $11,414,963                              12.33
18.001 - 18.500                                                 81          $6,122,892                               6.61
18.501 - 19.000                                                 64          $4,939,000                               5.34
19.001 - 19.500                                                 44          $2,922,731                               3.16
19.501 - 20.000                                                 33          $1,631,996                               1.76
20.001and greater                                               62          $2,745,890                               2.97
-------------------------------------------------------------------------------------------------------------------------
Total                                                          851         $92,561,718                             100.00 %
=========================================================================================================================

                                                  Loan Subgroup 2B

Initial Periodic Rate Cap

Initial Periodic Rate                              Number of           Aggregate                    Percentage of Mortgage Loans
Cap (%)                                       Mortgage Loans   Principal Balance                             in Loan Subgroup 2B
--------------------------------------------------------------------------------------------------------------------------------
1.000                                                    104         $13,369,694                                           14.44 %
1.500                                                    629         $66,201,712                                           71.52
2.000                                                     33          $3,883,404                                             4.2
3.000                                                     85          $9,106,908                                            9.84
--------------------------------------------------------------------------------------------------------------------------------
Total                                                    851         $92,561,718                                          100.00 %
================================================================================================================================




Subsequent Periodic Rate Cap

Subsequent Periodic                                Number of           Aggregate         Percentage of Mortgage Loans
Rate Cap (%)                                  Mortgage Loans   Principal Balance                  in Loan Subgroup 2B
------------------------------------------------------------------------------------------------------------------------
1.000                                                    163         $17,832,708                                19.27 %
1.500                                                    688         $74,729,010                                80.73
------------------------------------------------------------------------------------------------------------------------
Total                                                    851         $92,561,718                               100.00 %
========================================================================================================================




Minimum Mortgage Rates

Range of Minimum Mortgage                          Number of           Aggregate         Percentage of Mortgage Loans
Rates (%)                                     Mortgage Loans   Principal Balance                  in Loan Subgroup 2B
------------------------------------------------------------------------------------------------------------------------
5.001 - 6.000                                              2            $372,673                                  0.4 %
6.001 - 7.000                                              5          $1,817,250                                 1.96
7.001 - 8.000                                             20          $3,978,727                                  4.3
8.001 - 9.000                                             79         $15,016,807                                16.22
9.001 - 10.000                                           197         $27,244,957                                29.43
10.001 - 11.000                                          242         $23,680,936                                25.58
11.001 - 12.000                                          164         $12,784,091                                13.81
12.001 - 13.000                                           80          $4,920,388                                 5.32
13.001 - 14.000                                           30          $1,488,422                                 1.61
14.001 - 15.000                                           15            $572,251                                 0.62
15.001 - 16.000                                            8            $353,736                                 0.38
16.001 - 17.000                                            4            $142,910                                 0.15
17.001 - 18.000                                            4            $150,172                                 0.16
18.001 - 19.000                                            1             $38,400                                 0.04
------------------------------------------------------------------------------------------------------------------------
Total                                                    851         $92,561,718                               100.00 %
========================================================================================================================

                                                             EXHIBIT 2


THE                                                                                                 Distribution Date:  9/25/03
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

                                                                                           CWABS, INC.
Officer:        Courtney Bartholomew                                                Asset_Backed Certificates
                212-815-3236                                                              Series 2001-1
Associate:      Sean O'Connell
                212-815-6312                                             Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------------------
                              Class            Rate            Beginning           Through         Principal        Interest
   Class       Cusip       Description         Type             Balance            Rate (%)       Distribution    Distribution
---------------------------------------------------------------------------------------------------------------------------------

    AF1      126671LA2       Senior         Fix-30/360                    0.00          5.821000            0.00            0.00
    AF2      126671LB0       Senior         Fix-30/360                    0.00          5.846000            0.00            0.00
    AF3      126671LC8       Senior         Fix-30/360                    0.00          6.102000            0.00            0.00
    AF4      126671LD6       Senior         Fix-30/360           26,118,763.42          6.517000    7,538,171.05      141,846.65
    AF5      126671LE4       Senior         Fix-30/360           52,137,000.00          7.070000            0.00      307,173.83
    AF6      126671LF1       Senior         Fix-30/360           40,000,000.00          6.434000            0.00      214,466.67
    AFI      126671LU8      Strip IO        Fix-30/360          138,255,763.42          1.829673            0.00      210,802.40
    AV1      126671LL8       Senior         Var-Act/360          87,481,921.88          1.320000    4,997,254.14       99,437.78
    AV2      126671LM6       Senior         Var-Act/360          77,983,338.43          1.355000    5,021,620.24       90,991.39
    AVI      126671LT1      Strip IO        Fix-30/360          204,665,260.31          7.404384            0.00    1,262,850.09
     R        126671L        Senior         Fix-30/360                    0.00          0.000000            0.00            0.00
    R2        126671L        Senior         Fix-30/360                    0.00          0.000000            0.00            0.00
---------------------------------------------------------------------------------------------------------------------------------
    MF1      126671LG9      Mezzanine       Fix-30/360            7,000,000.00          7.215000            0.00       42,087.50
    MF2      126671LH7      Mezzanine       Fix-30/360            5,000,000.00          7.511000            0.00       31,295.83
    BF1      126671LJ3       Junior         Fix-30/360            3,000,000.00          7.806000            0.00       19,515.00
    BF2      126671LKO       Junior         Var-Act/360           5,000,000.00          3.310000            0.00       14,251.39
    MV1      126671LN4      Mezzanine       Var-Act/360          14,000,000.00          1.660000            0.00       20,012.22
    MV2      126671LP9      Mezzanine       Var-Act/360          10,500,000.00          2.060000            0.00       18,625.83
    BV1      126671LQ7       Junior         Var-Act/360           5,950,000.00          2.410000            0.00       12,347.90
    BV2      126671LR5       Junior         Var-Act/360           8,750,000.00          3.210000            0.00       24,186.46
---------------------------------------------------------------------------------------------------------------------------------
  Totals                                                        342,921,023.73                     17,557,045.43    2,509,890.94
---------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------
                             Current                          Cumulative
              Total          Realized        Ending            Realized
   Class   Distribution       Losses         Balance            Losses
-------------------------------------------------------------------------
    AF1              0.00      0.00                 0.00           0.00
    AF2              0.00      0.00                 0.00           0.00
    AF3              0.00      0.00                 0.00           0.00
    AF4      7,680,017.70      0.00        18,580,592.37           0.00
    AF5        307,173.83      0.00        52,137,000.00           0.00
    AF6        214,466.67      0.00        40,000,000.00           0.00
    AFI        210,802.40      0.00       130,717,592.37           0.00
    AV1      5,096,691.92      0.00        82,484,667.74           0.00
    AV2      5,112,611.63      0.00        72,961,718.19           0.00
    AVI      1,262,850.09      0.00       194,646,385.93           0.00
     R               0.00      0.00                 0.00           0.00
    R2               0.00      0.00                 0.00           0.00
--------------------------------------------------------------------------
    MF1         42,087.50      0.00         7,000,000.00           0.00
    MF2         31,295.83      0.00         5,000,000.00           0.00
    BF1         19,515.00      0.00         3,000,000.00           0.00
    BF2         14,251.39      0.00         5,000,000.00           0.00
    MV1         20,012.22      0.00        14,000,000.00           0.00
    MV2         18,625.83      0.00        10,500,000.00           0.00
    BV1         12,347.90      0.00         5,950,000.00           0.00
    BV2         24,186.46      0.00         8,750,000.00           0.00
--------------------------------------------------------------------------
  Totals    20,066,936.37      0.00       325,363,978.30           0.00
--------------------------------------------------------------------------

For Class FIO the interest distribution of $210,802.40 includes the following amounts:
$.21 investment earnings from the Class FIO carryover reserve fund and 210,802.19 monthly interest distribution.
For Class VIO the interest distribution of $1,262,850.09 includes the following amounts:
$.21 investment earnings from the Class VIO carryover reserve fund and $1,262,849.88 monthly interest distribution


                                                      Page 1


THE                                                                                                 Distribution Date:  9/25/03
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

                                                                                           CWABS, INC.
Officer:        Courtney Bartholomew                                                Asset_Backed Certificates
                212-815-3236                                                              Series 2001-1
Associate:      Sean O'Connell
                212-815-6312                                                      Principal Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------
                                   Original         Beginning       Scheduled                        Unscheduled          Net
                                  Certificate      Certificate      Principal        Accretion        Principal        Principal
     Class          Cusip           Balance          Balance       Distribution      Principal       Adjustments     Distribution
----------------------------------------------------------------------------------------------------------------------------------
      AF1         126671LA2        126,570,000.00            0.00            0.00         0.00             0.00             0.00
      AF2         126671LB0         26,961,000.00            0.00            0.00         0.00             0.00             0.00
      AF3         126671LC8         84,461,000.00            0.00            0.00         0.00             0.00             0.00
      AF4         126671LD6         49,871,000.00   26,118,763.42    7,538,171.05         0.00             0.00     7,538,171.05
      AF5         126671LE4         52,137,000.00   52,137,000.00            0.00         0.00             0.00             0.00
      AF6         126671LF1         40,000,000.00   40,000,000.00            0.00         0.00             0.00             0.00
      AFI         126671LU8        400,000,000.00  138,255,763.42            0.00         0.00             0.00             0.00
      AV1         126671LL8        330,400,000.00   87,481,921.88    4,997,254.14         0.00             0.00     4,997,254.14
      AV2         126671LM6        330,400,000.00   77,983,338.43    5,021,620.24         0.00             0.00     5,021,620.24
      AVI         126671LT1        700,000,000.00  204,665,260.31            0.00         0.00             0.00             0.00
       R           126671L                   0.00            0.00            0.00         0.00             0.00             0.00
      R2           126671L                   0.00            0.00            0.00         0.00             0.00             0.00
----------------------------------------------------------------------------------------------------------------------------------
      MF1         126671LG9          7,000,000.00    7,000,000.00            0.00         0.00             0.00             0.00
      MF2         126671LH7          5,000,000.00    5,000,000.00            0.00         0.00             0.00             0.00
      BF1         126671LJ3          3,000,000.00    3,000,000.00            0.00         0.00             0.00             0.00
      BF2         126671LKO          5,000,000.00    5,000,000.00            0.00         0.00             0.00             0.00
      MV1         126671LN4         14,000,000.00   14,000,000.00            0.00         0.00             0.00             0.00
      MV2         126671LP9         10,500,000.00   10,500,000.00            0.00         0.00             0.00             0.00
      BV1         126671LQ7          5,950,000.00    5,950,000.00            0.00         0.00             0.00             0.00
      BV2         126671LR5          8,750,000.00    8,750,000.00            0.00         0.00             0.00             0.00
----------------------------------------------------------------------------------------------------------------------------------
    Totals                       1,100,000,000.00  342,921,023.73   17,557,045.43         0.00             0.00    17,557,045.43
----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
                 Current          Ending             Ending
                 Realized       Certificate        Certificate
     Class        Losses          Balance            Factor
---------------------------------------------------------------
      AF1            0.00             0.00        0.00000000000
      AF2            0.00             0.00        0.00000000000
      AF3            0.00             0.00        0.00000000000
      AF4            0.00    18,580,592.37        0.37257308596
      AF5            0.00    52,137,000.00        1.00000000000
      AF6            0.00    40,000,000.00        1.00000000000
      AFI            0.00   130,717,592.37        0.32679398092
      AV1            0.00    82,484,667.74        0.24965093142
      AV2            0.00    72,961,718.19        0.22082844488
      AVI            0.00   194,646,385.93        0.27806626561
       R             0.00             0.00        0.00000000000
      R2             0.00             0.00        0.00000000000
---------------------------------------------------------------
      MF1            0.00     7,000,000.00        1.00000000000
      MF2            0.00     5,000,000.00        1.00000000000
      BF1            0.00     3,000,000.00        1.00000000000
      BF2            0.00     5,000,000.00        1.00000000000
      MV1            0.00    14,000,000.00        1.00000000000
      MV2            0.00    10,500,000.00        1.00000000000
      BV1            0.00     5,950,000.00        1.00000000000
      BV2            0.00     8,750,000.00        1.00000000000
---------------------------------------------------------------
    Totals           0.00   325,363,978.30
---------------------------------------------------------------


                                                      Page 2

THE                                                                                                 Distribution Date:  9/25/03
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

                                                                                           CWABS, INC.
Officer:        Courtney Bartholomew                                                Asset_Backed Certificates
                212-815-3236                                                              Series 2001-1
Associate:      Sean O'Connell
                212-815-6312                                                       Interest Distribution Detail


--------------------------------------------------------------------------------------------------------------------------
                     Beginning            Pass            Accrued          Cumulative                              Total
                    Certificate         Through           Optimal            Unpaid            Deferred          Interest
     Class            Balance           Rate (%)          Interest          Interest           Interest             Due
--------------------------------------------------------------------------------------------------------------------------
      AF1                  0.00          5.821000              0.00               0.00            0.00             0.00
      AF2                  0.00          5.846000              0.00               0.00            0.00             0.00
      AF3                  0.00          6.102000              0.00               0.00            0.00             0.00
      AF4         26,118,763.42          6.517000        141,846.65               0.00            0.00       141,846.65
      AF5         52,137,000.00          7.070000        307,173.83               0.00            0.00       307,173.83
      AF6         40,000,000.00          6.434000        214,466.67               0.00            0.00       214,466.67
      AFI        138,255,763.42          1.829673        210,802.40          13,340.51            0.00       210,802.40
      AV1         87,481,921.88          1.320000         99,437.78               0.00            0.00        99,437.78
      AV2         77,983,338.43          1.355000         90,991.39               0.00            0.00        90,991.39
      AVI        204,665,260.31          7.404384      1,262,850.09               0.16            0.00     1,262,850.09
       R                   0.00          0.000000              0.00               0.00            0.00             0.00
       R2                  0.00          0.000000              0.00               0.00            0.00             0.00
--------------------------------------------------------------------------------------------------------------------------
      MF1          7,000,000.00          7.215000         42,087.50               0.00            0.00        42,087.50
      MF2          5,000,000.00          7.511000         31,295.83               0.00            0.00        31,295.83
      BF1          3,000,000.00          7.806000         19,515.00               0.00            0.00        19,515.00
      BF2          5,000,000.00          3.310000         14,251.39               0.00            0.00        14,251.39
      MV1         14,000,000.00          1.660000         20,012.22               0.00            0.00        20,012.22
      MV2         10,500,000.00          2.060000         18,625.83               0.00            0.00        18,625.83
      BV1          5,950,000.00          2.410000         12,347.90               0.00            0.00        12,347.90
      BV2          8,750,000.00          3.210000         24,186.46               0.00            0.00        24,186.46
--------------------------------------------------------------------------------------------------------------------------
     Totals      342,921,023.73                        2,509,890.94          13,340.67            0.00     2,509,890.94
--------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------
                      Net            Unscheduled
                   Prepayment          Interest            Interest
     Class       Int Shortfall        Adjustment             Paid
-------------------------------------------------------------------
      AF1             0.00                0.00                 0.00
      AF2             0.00                0.00                 0.00
      AF3             0.00                0.00                 0.00
      AF4             0.00                0.00           141,846.65
      AF5             0.00                0.00           307,173.83
      AF6             0.00                0.00           214,466.67
      AFI             0.00                0.00           210,802.40
      AV1             0.00                0.00            99,437.78
      AV2             0.00                0.00            90,991.39
      AVI             0.00                0.00         1,262,850.09
       R              0.00                0.00                 0.00
       R2             0.00                0.00                 0.00
-------------------------------------------------------------------
      MF1             0.00                0.00            42,087.50
      MF2             0.00                0.00            31,295.83
      BF1             0.00                0.00            19,515.00
      BF2             0.00                0.00            14,251.39
      MV1             0.00                0.00            20,012.22
      MV2             0.00                0.00            18,625.83
      BV1             0.00                0.00            12,347.90
      BV2             0.00                0.00            24,186.46
-------------------------------------------------------------------
     Totals           0.00                0.00         2,509,890.94
-------------------------------------------------------------------


                                                      Page 3

THE                                                                                                 Distribution Date:  9/25/03
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

                                                                                           CWABS, INC.
Officer:        Courtney Bartholomew                                                Asset_Backed Certificates
                212-815-3236                                                              Series 2001-1
Associate:      Sean O'Connell
                212-815-6312                                                        Current Payment Information
                                                                                        Factors per $1,000

---------------------------------------------------------------------------------------------------------------------------------
                                               Original              Beginning Cert.
                                              Certificate               Notional                Principal              Interest
      Class               Cusip                 Balance                  Balance              Distribution           Distribution
---------------------------------------------------------------------------------------------------------------------------------
       AF1              126671LA2          126,570,000.00              0.000000000            0.000000000            0.000000000
       AF2              126671LB0           26,961,000.00              0.000000000            0.000000000            0.000000000
       AF3              126671LC8           84,461,000.00              0.000000000            0.000000000            0.000000000
       AF4              126671LD6           49,871,000.00            523.726482725          151.153396764            2.844271240
       AF5              126671LE4           52,137,000.00          1,000.000000000            0.000000000            5.891666667
       AF6              126671LF1           40,000,000.00          1,000.000000000            0.000000000            5.361666667
       AFI              126671LU8          400,000,000.00            345.639408550            0.000000000            0.527005995
       AV1              126671LL8          330,400,000.00            264.775792615           15.124861199            0.300961818
       AV2              126671LM6          330,400,000.00            236.027053360           15.198608475            0.275397677
       AVI              126671LT1          700,000,000.00            292.378943300            0.000000000            1.804071555
        R                126671L                     0.00              0.000000000            0.000000000            0.000000000
        R2               126671L                     0.00              0.000000000            0.000000000            0.000000000
---------------------------------------------------------------------------------------------------------------------------------
       MF1              126671LG9            7,000,000.00          1,000.000000000            0.000000000            6.012500000
       MF2              126671LH7            5,000,000.00          1,000.000000000            0.000000000            6.259166667
       BF1              126671LJ3            3,000,000.00          1,000.000000000            0.000000000            6.505000000
       BF2              126671LKO            5,000,000.00          1,000.000000000            0.000000000            2.850277778
       MV1              126671LN4           14,000,000.00          1,000.000000000            0.000000000            1.429444444
       MV2              126671LP9           10,500,000.00          1,000.000000000            0.000000000            1.773888889
       BV1              126671LQ7            5,950,000.00          1,000.000000000            0.000000000            2.075277778
       BV2              126671LR5            8,750,000.00          1,000.000000000            0.000000000            2.764166667
---------------------------------------------------------------------------------------------------------------------------------
      Totals                             1,100,000,000.00            311.746385209           15.960950391            2.281719036
---------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------
                            Ending Cert.                 Pass
                              Notional                 Through
      Class                    Balance                 Rate (%)
----------------------------------------------------------------
       AF1                   0.000000000                5.821000
       AF2                   0.000000000                5.846000
       AF3                   0.000000000                6.102000
       AF4                 372.573085962                6.517000
       AF5               1,000.000000000                7.070000
       AF6               1,000.000000000                6.434000
       AFI                 326.793980925                1.829673
       AV1                 249.650931416                1.320000
       AV2                 220.828444885                1.355000
       AVI                 278.066265614                7.404384
        R                    0.000000000                0.000000
        R2                   0.000000000                0.000000
----------------------------------------------------------------
       MF1               1,000.000000000                7.215000
       MF2               1,000.000000000                7.511000
       BF1               1,000.000000000                7.806000
       BF2               1,000.000000000                3.310000
       MV1               1,000.000000000                1.660000
       MV2               1,000.000000000                2.060000
       BV1               1,000.000000000                2.410000
       BV2               1,000.000000000                3.210000
----------------------------------------------------------------
      Totals               295.785434818
----------------------------------------------------------------


                                                      Page 4

THE
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

                                                                                           CWABS, INC.
Officer:        Courtney Bartholomew                                                Asset_Backed Certificates
                212-815-3236                                                              Series 2001-1
Associate:      Sean O'Connell
                212-815-6312



Pool Level Data

Distribution Date                                                                                            9/25/03
Cut-off Date                                                                                                 2/ 1/01
Determination Date                                                                                           9/ 1/03
Accrual Period 30/360                                      Begin                                             8/ 1/03
                                                           End                                               9/ 1/03
Number of Days in 30/360 Accrual Period                                                                           30

Actual Days(Accrual Period) for Variable Coupon Rates                                                              0


Accrual Period Actual Days                                 Begin                                             8/25/03
                                                           End                                               9/25/03
Number of Days in Actual Accrual Period                                                                           31


-------------------------------------------------------------------------------
                           Collateral Information
-------------------------------------------------------------------------------

Group 1
-------

Cut-Off Date Balance                                                                                  400,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                     138,255,763.42
Ending Aggregate Pool Stated Principal Balance                                                        130,717,592.37

Beginning Aggregate Certificate Stated Balance Group 1                                                138,255,763.42
Ending Aggregate Certificate Stated Balance Group 1                                                   130,717,592.37


Beginning Aggregate Certificate Stated Principal Balance                                              342,921,023.73
Ending Aggregate Certificate Stated Principal Balance                                                 325,363,978.30

Beginning Aggregate Loan Count                                                                                  1439
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                   70
Ending Aggregate Loan Count                                                                                     1369

Beginning Weighted Average Loan Rate (WAC)                                                                 9.784495%
Ending Weighted Average Loan Rate (WAC)                                                                    9.791644%

Beginning Net Weighted Average Loan Rate                                                                   9.275495%
Ending Net Weighted Average Loan Rate                                                                      9.282644%

Weighted Average Maturity (WAM) (Months)                                                                         298

Servicer Advances                                                                                         234,511.20

Aggregate Pool Prepayment                                                                               7,408,013.12
Pool Prepayment Rate                                                                                     48.3919 CPR



                                                      Page 1

THE
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

                                                              CWABS, INC.
Officer:        Courtney Bartholomew                   Asset_Backed Certificates
                212-815-3236                                 Series 2001-1
Associate:      Sean O'Connell
                212-815-6312


Group 2
-------
Cut-Off Date Balance                                                                       350,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                          107,081,921.88
Ending Aggregate Pool Stated Principal Balance                                             102,084,667.74

Total Poolgroup 2 (Subgroups 2A & 2B) Beginning Balance                                    204,665,260.31
Total Poolgroup 2 (Subgroups 2A & 2B) Ending Balance                                       194,646,385.93


Beginning Aggregate Certificate Stated Balance Group 2                                     204,665,260.31
Ending Aggregate Certificate Stated Balance Group 2                                        194,646,385.93


Beginning Aggregate Certificate Stated Principal Balance                                   342,921,023.73
Ending Aggregate Certificate Stated Principal Balance                                      325,363,978.30

Beginning Aggregate Loan Count                                                                       1194
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                        43
Ending Aggregate Loan Count                                                                          1151

Beginning Weighted Average Loan Rate (WAC)                                                     10.431948%
Ending Weighted Average Loan Rate (WAC)                                                        10.451103%

Beginning Net Weighted Average Loan Rate                                                        9.922948%
Ending Net Weighted Average Loan Rate                                                           9.942103%

Weighted Average Maturity (WAM) (Months)                                                              329

Servicer Advances                                                                              309,038.57

Aggregate Pool Prepayment                                                                    4,937,903.81
Pool Prepayment Rate                                                                          43.2688 CPR


Group 3
-------
Cut-Off Date Balance                                                                       350,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                           97,583,338.43
Ending Aggregate Pool Stated Principal Balance                                              92,561,718.19

Beginning Aggregate Certificate Stated Principal Balance                                   342,921,023.73
Ending Aggregate Certificate Stated Principal Balance                                      325,363,978.30

Beginning Aggregate Loan Count                                                                        886
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                        35
Ending Aggregate Loan Count                                                                           851

Beginning Weighted Average Loan Rate (WAC)                                                     10.075439%


                                                      Page 2

THE
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

                                                                                           CWABS, INC.
Officer:        Courtney Bartholomew                                                Asset_Backed Certificates
                212-815-3236                                                              Series 2001-1
Associate:      Sean O'Connell
                212-815-6312


Group 3
-------

Ending Weighted Average Loan Rate (WAC)                                            10.088335%

Beginning Net Weighted Average Loan Rate                                            9.565077%
Ending Net Weighted Average Loan Rate                                               9.577900%

Weighted Average Maturity (WAM) (Months)                                                  329

Servicer Advances                                                                  266,068.35

Aggregate Pool Prepayment                                                        4,964,821.47
Pool Prepayment Rate                                                              46.5801 CPR






Certificate Account

Beginning Balance                                                                        0.00

Deposit
Payments of Interest and Principal                                              20,417,012.75
Liquidation Proceeds                                                                     0.00
All Other Proceeds                                                                       0.00
Other Amounts                                                                            0.00
                                                                                -------------
Total Deposits                                                                  20,417,012.75

Withdrawals
Reimbursement of Servicer Advances                                                       0.00
Payment of Master Servicer Fees                                                    127,897.40
Payment of Sub Servicer Fees                                                           110.77
Payment of Other Fees                                                              352,648.70
Payment of Insurance Premium(s)                                                          0.00
Payment of Personal Mortgage Insurance                                                   0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                         0.00
Payment of Principal and Interest                                               20,066,936.37
                                                                                -------------
Total Withdrawals                                                               20,547,593.24

Ending Balance                                                                     222,068.20

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                           14,986.36


                                                    Page 3

THE
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

                                                                                           CWABS, INC.
Officer:        Courtney Bartholomew                                                Asset_Backed Certificates
                212-815-3236                                                              Series 2001-1
Associate:      Sean O'Connell
                212-815-6312


Compensation for Gross PPIS from Servicing Fees                                                                    14,986.36
Other Gross PPIS Compensation                                                                                           0.00
                                                                                                                   ---------
Total Net PPIS (Non-Supported PPIS)                                                                                     0.00

Master Servicing Fees Paid                                                                                        127,897.40
Sub Servicing Fees Paid                                                                                               110.77
Insurance Premium(s) Paid                                                                                               0.00
Personal Mortgage Insurance Fees Paid                                                                                   0.00
Other Fees Paid                                                                                                   352,648.70
                                                                                                                  ----------
Total Fees                                                                                                        480,656.87


--------------------------------------------------------------------
                         Delinquency Information
--------------------------------------------------------------------


Group 1
-------

Delinquency                                            30-59 Days        60-89 Days          90+ Days                Totals
-----------                                            ----------        ----------          --------                ------

Scheduled Principal Balance                           5,653,793.04      1,203,669.24        6,859,170.28       13,716,632.56
Percentage of Total Pool Balance                         4.325197%         0.920817%           5.247320%          10.493333%
Number of Loans                                                 63                15                  90                 168
Percentage of Total Loans                                4.601899%         1.095690%           6.574142%          12.271731%

Foreclosure
-----------

Scheduled Principal Balance                                                                                     7,292,270.10
Percentage of Total Pool Balance                                                                                   5.578645%
Number of Loans                                                                                                           75
Percentage of Total Loans                                                                                          5.478451%

Bankruptcy
----------

Scheduled Principal Balance                                                                                             0.00
Percentage of Total Pool Balance                                                                                   0.000000%
Number of Loans                                                                                                            0
Percentage of Total Loans                                                                                          0.000000%

REO
---

Scheduled Principal Balance                                                                                     3,138,953.23
Percentage of Total Pool Balance                                                                                   2.401324%
Number of Loans                                                                                                           31
Percentage of Total Loans                                                                                          2.264427%


                                                              Page 4

THE
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

                                                                    CWABS, INC.
Officer:        Courtney Bartholomew                         Asset_Backed Certificates
                212-815-3236                                       Series 2001-1
Associate:      Sean O'Connell
                212-815-6312


Book Value of all REO Loans                                                                                      0.00
Percentage of Total Pool Balance                                                                            0.000000%

Current Realized Losses                                                                                          0.00
Additional Gains (Recoveries)/Losses                                                                             0.00
Total Realized Losses                                                                                            0.00

Group 2
-------

Delinquency                                          30-59 Days        60-89 Days        90+ Days           Totals
-----------                                          ----------        ----------      -----------      -------------

Scheduled Principal Balance                        5,143,064.86      1,347,727.93    10,315,358.81      16,806,151.60
Percentage of Total Pool Balance                      5.038038%         1.320206%       10.104709%         16.462954%
Number of Loans                                              61                15              104                180
Percentage of Total Loans                             5.299739%         1.303215%        9.035621%         15.638575%

Foreclosure
-----------

Scheduled Principal Balance                                                                             11,338,600.27
Percentage of Total Pool Balance                                                                           11.107055%
Number of Loans                                                                                                   125
Percentage of Total Loans                                                                                  10.860122%

Bankruptcy
----------

Scheduled Principal Balance                                                                                      0.00
Percentage of Total Pool Balance                                                                            0.000000%
Number of Loans                                                                                                     0
Percentage of Total Loans                                                                                   0.000000%

REO
---

Scheduled Principal Balance                                                                              4,201,752.78
Percentage of Total Pool Balance                                                                            4.115949%
Number of Loans                                                                                                    47
Percentage of Total Loans                                                                                   4.083406%

Book Value of all REO Loans                                                                                      0.00
Percentage of Total Pool Balance                                                                            0.000000%

Current Realized Losses                                                                                          0.00
Additional Gains (Recoveries)/Losses                                                                             0.00
Total Realized Losses                                                                                            0.00

Group 3
-------


                                                              Page 5



THE
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

                                                                    CWABS, INC.
Officer:        Courtney Bartholomew                         Asset_Backed Certificates
                212-815-3236                                       Series 2001-1
Associate:      Sean O'Connell
                212-815-6312


Delinquency                                                 30-59 Days              60-89 Days       90+ Days          Totals
-----------                                                 ----------              ----------    -------------     --------------

Scheduled Principal Balance                                3,783,445.70            1,065,073.87    9,331,850.89     14,180,370.46
Percentage of Total Pool Balance                              4.087484%               1.150663%      10.081761%        15.319908%
Number of Loans                                                      46                       9              82               137
Percentage of Total Loans                                     5.405405%               1.057579%       9.635723%        16.098707%

Foreclosure
-----------

Scheduled Principal Balance                                                                                         10,777,707.48
Percentage of Total Pool Balance                                                                                       11.643807%
Number of Loans                                                                                                                94
Percentage of Total Loans                                                                                              11.045828%

Bankruptcy
----------

Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

REO
---

Scheduled Principal Balance                                                                                          3,818,071.82
Percentage of Total Pool Balance                                                                                        4.124893%
Number of Loans                                                                                                                28
Percentage of Total Loans                                                                                               3.290247%

Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                      0.00
Additional Gains (Recoveries)/Losses                                                                                         0.00
Total Realized Losses                                                                                                        0.00


-------------------------------------------------------------------------------------
                             Subordination/Credit Enhancement Information
-------------------------------------------------------------------------------------

Protection                                                                                             Original           Current
----------                                                                                             --------           -------

Bankruptcy Loss                                                                                            0.00              0.00
Bankruptcy Percentage                                                                                 0.000000%         0.000000%
Credit/Fraud Loss                                                                                          0.00     11,000,000.00
Credit/Fraud Loss Percentage                                                                          0.000000%         3.380829%
Special Hazard Loss                                                                                        0.00              0.00
Special Hazard Loss Percentage                                                                        0.000000%         0.000000%


                                                                 Page 6

THE
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

                                                                    CWABS, INC.
Officer:        Courtney Bartholomew                         Asset_Backed Certificates
                212-815-3236                                       Series 2001-1
Associate:      Sean O'Connell
                212-815-6312


Credit Support                                                                                      Original             Current
--------------                                                                                      --------             -------

Class A                                                                                        1,040,800,000.00   266,163,978.30
Class A Percentage                                                                                   94.618182%       81.804993%

Class MF1                                                                                          7,000,000.00     7,000,000.00
Class MF1 Percentage                                                                                  0.636364%        2.151437%

Class MF2                                                                                          5,000,000.00     5,000,000.00
Class MF2 Percentage                                                                                  0.454545%        1.536740%

Class BF1                                                                                          3,000,000.00     3,000,000.00
Class BF1 Percentage                                                                                  0.272727%        0.922044%

Class BF2                                                                                          5,000,000.00     5,000,000.00
Class BF2 Percentage                                                                                  0.454545%        1.536740%

Class MV1                                                                                         14,000,000.00    14,000,000.00
Class MV1 Percentage                                                                                  1.272727%        4.302873%

Class MV2                                                                                         10,500,000.00    10,500,000.00
Class MV2 Percentage                                                                                  0.954545%        3.227155%

Class BV1                                                                                          5,950,000.00     5,950,000.00
Class BV1 Percentage                                                                                  0.540909%        1.828721%

Class BV2                                                                                          8,750,000.00     8,750,000.00
Class BV2 Percentage                                                                                  0.795455%        2.689296%


-------------------------------------------------------------------------------------
                          Seller Loss Coverage Obligation Group 1
-------------------------------------------------------------------------------------


Group 1 Original Sell Loss Coverage Balance                                                                         5,000,000.00
Group 1 Current Loss Amount                                                                                           -32,997.30
Group 1 Cumulative Loss Amount                                                                                      1,887,392.80
Group 1 Seller Loss Coverage Remaining Balance                                                                      3,112,607.20



-------------------------------------------------------------------------------------
                          Seller Loss Coverage Obligation Group 2
-------------------------------------------------------------------------------------




                                                                      Page 7

THE
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

                                                                    CWABS, INC.
Officer:        Courtney Bartholomew                         Asset_Backed Certificates
                212-815-3236                                       Series 2001-1
Associate:      Sean O'Connell
                212-815-6312


-----------------------------------------------------------
         Seller Loss Coverage Obligation Group 2
-----------------------------------------------------------

Group 2 Original Seller Loss Coverage Balance                                                               8,750,000.00
Group 2 Current Loss Amount                                                                                   138,889.37
Group 2 Cumulative Loss Amount                                                                              4,200,103.05
Group 2 Seller Loss Coverage Remaining Balance                                                              4,549,896.95



                                                              Page 8